EXHIBIT R

Renaissance Capital Growth & Income Fund III, Inc.
and
Renaissance Capital Group, Inc.

CODE OF ETHICS

Adopted , July 11, 2002

As Required by Rule 17j-1 under the Investment Company Act of 1940

(as Amended and Restated as of June 28, 2007)

Section 1: Statement of Purpose and Applicability

     (A)     Covered Entities and Their Relationships

(1)     The Company. Renaissance Capital Growth & Income Fund III, Inc., a Texas corporation (the "Company"), has elected to be regulated as a business development company (a "BDC") under the Investment Company Act of 1940, as amended (the "1940 Act").

          (2)     The Adviser. RENN Capital Group, Inc., a Texas corporation (the "Adviser"), is registered as an investment adviser under the Investment Advisers Act of 1940 and is the investment adviser of the Company.

     (B)     Statement of Purpose

          (1)     Introduction. Like an investment company registered under the 1940 Act, an investment company that has elected to be regulated as a BDC has a fiduciary duty to its shareholders, a duty that is recognized under the federal securities laws and regulations governing the Company's operations. In particular, the 1940 Act establishes as a matter of federal law the fiduciary status of affiliates of an investment company vis-a-vis such company and regulates and controls the relationship among: an investment company; its directors, officers and employees; its investment advisers; and directors, officers and employees of such advisers. The 1940 Act specifically prohibits certain types of financial transactions involving, directly or indirectly, both an investment company and its investment adviser or directors, officers or employees of such adviser unless prior approval is obtained from the U.S. Securities and Exchange Commission (the "SEC").

An underlying policy of the 1940 Act is to prohibit any person who is connected with an investment company or an investment adviser of such company from deriving hidden profit from his or her association with such company. The 1940 Act, among other things, prohibits persons affiliated with an investment company from engaging in practices that constitute fraud or deceit upon the company or its shareholders, including the practice by its directors, officers or employees or of any investment adviser or its directors, officers or employees of trading privately (i.e., for their own accounts) in securities at a time when the investment company is caused to trade in the same securities in order to benefit these affiliated persons. Thus, the 1940 Act requires investment company directors, officers and employees as well as investment advisers, directors, officers and employees of investment advisers and other affiliates to serve the company with undivided loyalty.

(2)     Code of Ethics. Rule 17j-1, promulgated by the SEC pursuant to Section 17(j) of the 1940 Act and made applicable to BDCs by Section 59 of the 1940 Act, makes it unlawful for affiliated persons of the Company or the Adviser, in connection with the purchase or sale, directly or indirectly, by such person of any Security Held or to Be Acquired by the Company, to: (i) employ any device, scheme or artifice to defraud the Company; (ii) make any untrue statement of a material fact to the Company or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made to the Company, not misleading; (iii) engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Company; or (iv) engage in any manipulative practice with respect to the Company.

Rule 17j-1 also requires investment companies and their investment advisers (including subadvisers) and principal underwriters to adopt written codes of ethics reasonably designed to prevent their officers and directors, as well as any employees who participate in the selection of a company's portfolio securities or who have access to information regarding a company's impending purchases and sales of portfolio securities, from engaging in conduct prohibited by the rule as described in (i) - (iv) above. Therefore, the Board of Directors of the Company and the Board of Directors of the Adviser have each adopted the conduct standards contained in this Code of Ethics (the "Code") for such individuals.

This Code is based upon the following general fiduciary principles:

(a)     the duty at all times to place the interests of shareholders first;

               (b)     the requirement that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

     (c)     the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

(3)     Scope of the Code. This Code constitutes the Code of Ethics of the Company and of the Adviser. This Code covers the conduct (including the personal securities transactions) of each director and officer of the Company or the Adviser, as well as certain employees of the Company or the Adviser (or of another company in a control relationship to the Company or the Adviser) and certain natural persons in a control relationship to the Company or the Adviser.

Section II: Definitions

     (A)     Access Person. "Access Person" means any director, officer, or Advisory Person of the Company or the Adviser.

     (B)     Adviser. The "Adviser" means RENN Capital Group, Inc., a Texas corporation.

     (C)     Advisory Person. "Advisory Person" of the Company or the Adviser means: (i) any employee of the Company or the Adviser (or of any company in a control relationship to the Company or the Adviser), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Company or the Adviser who obtains information concerning recommendations made to the Company with regard to the purchase or sale of Covered Securities by the Company.

A person does not become an "Advisory Person" simply by virtue of: (1) normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading of securities; or (2) a single instance of obtaining knowledge of current recommendations or trading activity; or infrequently and inadvertently obtaining such knowledge.

     (D)     Beneficial Interest. "Beneficial Interest" includes any entity, person, trust, or account with respect to which an Access Person exercises investment discretion or provides investment advice. A beneficial interest shall be presumed to include all accounts in the name of or for the benefit of the Access Person, his or her spouse, dependent children, or any person living with him or her or to whom he or she contributes economic support.

     (E)     Beneficial Ownership. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-l(a)(2) under the 1934 Act, except that the determination of direct or indirect Beneficial Ownership shall apply to all securities, and not just equity securities, that an Access Person has or acquires. Rule 16a-1(a)(2) provides that the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in any equity security. Therefore, an Access Person may be deemed to have Beneficial Ownership of securities held by members of his or her immediate family sharing the same household, or by certain partnerships, trusts, corporations, or other arrangements.

     (F)     Company. The "Company" means Renaissance Capital Growth & Income Fund III, Inc., a Texas corporation.

     (G)     Control. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act, which defines control to mean the power to exercise a controlling influence on the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 percent of the voting securities of a company is presumed to control such company. Any person who does not so own more than 25 percent of the voting securities of any company is presumed not to control such company.

     (H)     Covered Security. "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include: (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies registered under the 1940 Act.

     (I)     Designated Officer. "Designated Officer" shall mean the officer of the Company or the Adviser designated from time to time by the Board of Directors of the Company or the Adviser, respectively, to be responsible for management of compliance with this Code. The Designated Officer may appoint a designee to carry out certain of his or her functions pursuant to this Code.

     (J)     Disinterested Director. "Disinterested Director" means a director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act, and who would not be required to make a report under Section 4 of this Code solely by reason of being a director of the Company.

(K)     Initial Public Offering. “Initial Public Offering” means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

     (L)     Investment Personnel. "Investment Personnel" of the Company or the Adviser means: (i) an employee of the Company or the Adviser (or of any company in a control relationship to the Company or the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company; and (ii) any natural person who controls the Company or the Adviser and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company.

(M)     Limited Offering. “Limited Offering” means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the 1933 Act.

     (N)     Portfolio Manager. "Portfolio Manager" means the person or persons primarily responsible for the day-to-day management purchase and sale of securities by the Company.

     (O)     Purchase or Sale of a Covered Security. "Purchase or Sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security, or the use of a derivative product to take a position in a security.

(P)     SEC. “SEC” means the U. S. Securities and Exchange Commission.

(Q)     Security Held or to Be Acquired. A “Security Held or to Be Acquired” means: (i) with respect to the Disinterested Directors of the Company (a) any Covered Security which, within the most recent 15 days, is or has been held by the Company or is being or has been considered by the Company or the Adviser for purchase by the Company; and (b) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in clause (a); and (ii) with respect to any Access Person of the Company or the Adviser not included in clause (i) (a) any Covered Security which, within the most recent 15 days, is or has been held by the Company or other Advisory Client of the Adviser or is being or has been considered by the Company or the Adviser for purchase by the Company or other Advisory Client of the Adviser; and (b) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in clause (a).

(R)     1933 Act. “1933 Act” means the Securities Act of 1933, as amended, and all regulations promulgated thereunder.

(S)     1934 Act. “1934 Act” means the Securities Exchange Act of 1934, as amended, and all regulations promulgated thereunder.

(T)     1940 Act. “1940 Act” means the Investment Company Act of 1940, as amended, and all regulations promulgated thereunder.

Section III: Standards of Conduct

     (A)     General Standards

          (1)     No Access Person shall engage, directly or indirectly, in any business transaction or arrangement for personal profit that is inconsistent with the best interests of the Company or its shareholders; nor shall he or she make use of any confidential information gained by reason of his or her employment by or affiliation with the Company or the Adviser or affiliates thereof in order to derive a personal profit for himself or herself or for any Beneficial Interest, in violation of the fiduciary duty owed by the Company's affiliates to the Company and its shareholders.

          (2)     Any Access Person recommending or authorizing the purchase or sale of a Covered Security by the Company shall, at the time of such recommendation or authorization, disclose any Beneficial Interest in, or Beneficial Ownership of, such Covered Security or the issuer thereof.

          (3)     No Access Person shall dispense any information concerning securities holdings or securities transactions of the Company to anyone outside the Company, without obtaining prior written approval from the Designated Officer of the Company or the Adviser, as the case may be, or such person or persons as these individuals may designate to act on their behalf. Notwithstanding the preceding sentence, such Access Person may dispense such information without obtaining prior written approval:

(a)     when there is a public report containing the same information;

(b)     when such information is dispensed in accordance with compliance procedures established to prevent conflicts of interest between the Company and its affiliates;

     (c)     when such information is reported to directors of the Company;

          (d)     in the ordinary course of his or her duties on behalf of the Company; or

(e)     as required by applicable law.

          (4)     All personal securities transactions should be conducted consistent with this Code and in such a manner as to avoid actual or potential conflicts of interest, the appearance of a conflict of interest, or any abuse of an individual's position of trust and responsibility with respect to the Company.

     (B)     Prohibited Transactions

          (1)     General Prohibition With Respect to the Company’s Securities. No Access Person shall purchase or sell, directly or indirectly, any securities of the Company unless such purchase or sale has been pre-cleared by the Designated Officer. Such pre-clearance shall be effective for 5 days, subject to nullification at any time during the 5-day period by the Designated Officer in order to prevent a violation of the Code. Pre-clearance may be conducted verbally, subject to the requirement and request, affirmative or negative, that it be documented in writing as soon as practicable. A form for pre-clearance of transactions in the securities of the Company is attached hereto as Exhibit A.

          (2)     General Prohibition With Respect to Other Securities. No Access Person shall purchase or sell, directly or indirectly, any Security Held or to Be Acquired in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership.

          (3)     Initial Public Offerings and Private Placements. No Investment Personnel shall acquire, directly or indirectly, any securities in which he or she by reason of such transaction acquires any direct or indirect Beneficial Ownership pursuant to an Initial Public Offering or Limited Offering, unless such Investment Personnel shall have obtained prior written approval for such purpose from the Designated Officer of the Company or the Adviser. In determining whether such prior approval shall be granted, the Designated Officer shall take into account whether the opportunity to purchase such Covered Securities is being offered to such Investment Personnel because of his or her position with the Company or the Adviser, and whether the opportunity to purchase such Covered Securities should be reserved for the Company. Investment Personnel who purchase Covered Securities pursuant to such prior approval shall disclose that investment if they later become aware of or play a part in the Company's subsequent consideration of an investment in the issuer of the Covered Securities. In such circumstances, the Company's decision to purchase Covered Securities of the issuer shall be subject to an independent review by an Advisory Person with no personal interest in the issuer.

          (4)     Blackout Periods

     (a)     Open Order Blackout Period. No Advisory Person shall purchase or sell, directly or indirectly, any securities in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership on any day during which the Company has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

     (b)     Fifteen Day Blackout Period. No Portfolio Manager shall purchase or sell, directly or indirectly, any securities in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership within seven days before and after the Company trades in that security.

          (5)     Short-Term Trading. No Advisory Person shall profit in the purchase and sale, or sale and purchase, directly or indirectly, of the same (or equivalent) securities in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership within 60 calendar days. Exceptions to this short-term trading prohibition may be made on a case-by-case basis with the prior written approval of the Designated Officer of the Company or the Adviser when no abuse appears to be involved and the equities of the situation strongly support such an exception. A form for approval of Short-Term Trading is attached hereto as Exhibit B.

          (6)     Gifts. No Investment Personnel may accept, directly or indirectly, any gift, favor, or service of significant value from any person with whom he or she transacts business on behalf of the Company or the Adviser under circumstances when to do so would conflict with the Company's best interests or would impair the ability of such person to be completely disinterested when required, in the course of business, to make judgments and/or recommendations on behalf of the Company.

          (7)     Service as Director. No Investment Personnel shall serve on the Board of Directors of a publicly traded company without notice to the Designated Officer of the Company or the Adviser.

     (C)     Exempted Transactions. The prohibitions of Sections III(A) and (B) of this Code shall not apply to the following transactions, although the reporting provisions of Section IV(B) of this Code, which requires mandatory reporting of Covered Securities transactions by certain Access Persons, will continue to apply to such transactions where applicable:

          (1)     Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

          (2)     Purchases or sales that are non-volitional on the part of either the Access Person or the Company.

          (3)     Purchases that are part of an automatic dividend reinvestment plan.

     (4)     Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          (5)     Purchases or sales that receive the prior approval of the Designated Officer of the Company or the Adviser because the Designated Officer has determined that particular purchase or sale to be only remotely potentially harmful to the Company, because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the Covered Securities to be purchased, sold, or held by the Company.

Section IV: Procedures to Implement Code of Ethics

The following procedures have been established to assist Access Persons in avoiding a violation of this Code, and to assist the Company and the Adviser in preventing, detecting, and imposing sanctions for violations of this Code. Every Access Person must follow these procedures. Questions regarding these procedures should be directed to the Designated Officer of the Company or the Adviser.

(A)     Applicability

All Access Persons are subject to the reporting requirements set forth in Section IV(B) except:

(1)     with respect to transactions effected for, and Covered Securities held in, any account over which the Access Person has no direct or indirect influence or control;

(2)     a Disinterested Director, who would be required to make a report solely by reason of being a Director, need not make: (1) an initial holdings or an annual holdings report; and (2) a quarterly transaction report, unless the Disinterested Director knew or, in the ordinary course of fulfilling his or her official duties as a Director, should have known that during the 15-day period immediately before or after such Disinterested Director’s transaction in a Covered Security, the Company purchased or sold the Covered Security, or the Company or its investment adviser considered purchasing or selling the Covered Security;

(3)     an Access Person to the Adviser need not make a quarterly transaction report to the Adviser if all the information in the report would duplicate information required to be recorded under Rule 204-2(a)(12) or Rule 204-2(a)(13) under the Investment Advisers Act of 1940, as amended;

(4)     an Access Person need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Company with respect to the Access Person in the time required by subsection (B)(2) of this Section IV, if all of the information required by subsection (B)(2) of the Section IV is contained in the broker trade confirmations or account statements, or in the records of the Company, as specified in subsection (B)(4) of this Section IV.

(B)     Reporting Requirements

(1)     Initial Holdings Report. An Access Person must file an initial holdings report not later than 10 days after that person became an Access Person. The initial holdings report must: (a) contain the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (b) identify any broker, dealer, or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (c) indicate the date that the report is filed with the Designated Person. A copy of a suggested form of such report is attached hereto as Exhibit C.

(2)     Quarterly Transaction Report. An Access Person must file a quarterly transaction report not later than 10 days after the end of a calendar quarter.

(a)     With respect to any transaction made during the reporting quarter in a Covered Security in which such Access Person had any direct or indirect beneficial ownership, the quarterly transaction report must contain: (i) the transaction date, title, interest date and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security; (ii) the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition); (iii) the price of the Covered Security at which the transaction was effected; (iv) the name of the broker, dealer, or bank through which the transaction was effected; and (v) the date that the report is submitted by the Access Person. A copy of a suggested form of such report is attached hereto as Exhibit D.

(3)     Annual Holdings Report. An Access Person must file an annual holdings report not later than 30 days after the end of a fiscal year. The annual holdings report must contain the following information (which information must be current as of a date no more than 30 days before the report is submitted): (a) the title, number of shares, and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; (b) the name of any broker, dealer, or bank in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and (c) the date the report is submitted. As copy of a suggested form of such report is attached hereto as Exhibit E.

(4)     Account Statements. Every Advisory Person shall direct his or her broker to provide to the Designated Officer of the Company or the Adviser (1) duplicate confirmations of all transactions in any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, and (2) copies of periodic statements for all investment accounts in which he or she has Beneficial Ownership.

(5)     Company Reports. No less frequently than annually, the Company and Adviser must furnish to the Board of Directors of the Company, and the Board of Directors of the Company must consider, a written report that:

(a)     describes any issues arising under the Code or procedures since the last report to the Board of Directors of the Company, including but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

(b)     certifies that the Company or the Adviser, as the case may be, has adopted procedures reasonably designed to prevent Access Persons from violating the Code.

(C)     Disclaimer of Beneficial Ownership. Any report required under this Section IV may contain a statement that the report shall not be construed as an admission by the person submitting such duplicate confirmation or account statement or making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(D)     Review of Reports. The reports required to be submitted under this Section IV shall be delivered to the Designated Officer. The Designated Officer shall review such reports to determine whether any transactions recorded therein constitute a violation of the Code. Before making any determination that a violation has been committed by any Access Person, such Access Person shall be given an opportunity to supply additional explanatory material. The Designated Officer shall maintain copies of the reports as required by Rule 17j-1(f).

(E)     Acknowledgment and Certification. Upon becoming an Access Person and annually thereafter, each Access Person shall sign an acknowledgment and certification of his or her receipt of and intent to comply with this Code in the form attached hereto as Exhibit F and return it to the Designated Officer. Each Access Person must also certify annually that he or she has read and understands the Code and recognizes that he or she is subject to the Code. In addition, each Access Person must certify annually that he or she has complied with the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. The form attached hereto as Exhibit F shall be used for the annual certification of compliance.

     (F)     Records. The Company and Adviser shall each maintain records with respect to this Code in the manner and to the extent set forth below, which records may be maintained on microfilm or electronic storage media under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the SEC.

     (1)     A copy of this Code and any other Code of Ethics of the Company or the Adviser, as the case may be, that is, or at any time within the past five years has been, in effect shall be maintained in an easily accessible place;

          (2)     A record of any violation of this Code and of any action taken as a result of such violation shall be maintained in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          (3)     A copy of each report made by an Access Person or duplicate account statement received pursuant to this Code, including any information provided in lieu of the reports under subsection (A)(3) of this Section IV, shall be maintained for a period of not less than five years from the end of the fiscal year in which it is made or the information is provided, the first two years in an easily accessible place;

          (4)     A record of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

(5)     A copy of each report required under subsection (B)(5) of this Section IV shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

(6)     A record of any decision, and the reasons supporting the decision, to approve the direct or indirect acquisition by an Access Person of beneficial ownership in any securities in an Initial Public Offering or Limited Offering shall be maintained for at least five years after the end of the fiscal year in which the approval is granted.

(G)     Confidentiality. All reports of Covered Securities transactions, duplicate confirmations, account statements, and any other information filed with the Company or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the SEC or otherwise to comply with applicable law or the order of a court of competent jurisdiction.

(H)     Dual Reporting Obligations. Employees, officers and directors of the Adviser subject to substantially similar reporting obligations set forth under this or another code of ethics for the Adviser are not also subject to the reporting requirements set forth in this Code.

(I)     Obligation to Report a Violation. Every Access Person who becomes aware of a violation of this Code by any person must report it to the Designated Officer, who shall report it to appropriate management personnel. The management personnel will take such disciplinary action that they consider appropriate under the circumstances. In the case of officers or other employees of the Company or Adviser, as the case may be, such action may include removal from office. If the management personnel consider disciplinary action against any person, they will cause notice thereof to be given to that person and provide to that person the opportunity to be heard. The Board of Directors of the Company or the Adviser, as applicable, will be notified, in a timely manner, of remedial action taken with respect to violations of the Code.

Section V: Sanctions

Upon determination that a violation of this Code has occurred, the Board of Directors of the Company or the Adviser, as applicable, may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator. All violations of this Code and any sanctions imposed with respect thereto shall be periodically reported to the Board of Directors of the Company.

Section VI : Monitoring of Service Providers

The Designated Officer of the Company shall, prior to effectiveness of this Code, and periodically thereafter as appropriate, verify that the Adviser has adopted this or another code of ethics and that such code of ethics meets all applicable legal requirements and is consistent with the goals and scope of this Code.

EXHIBIT A

PRE-CLEARANCE FOR TRANSACTION IN SECURITIES OF
RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

Name of Access Person:               ____________________________________

Security Involved               :     ____________________________ shares of

                                   Common Stock of

                              Renaissance Capital Growth & Income Fund III, Inc.

Nature of Transaction (Buy or Sell):     [ ] BUY [ ] SELL

Date of Request:                    _____________________________________

The undersigned hereby gives notice of his/her desire to transact in the above-referenced security as indicated. Please advise that you have reviewed and consent to the proposed transaction by signing in the space provided below.

Purchaser:                         _____________________________________
                                        [Printed Name]

                              ____________________________________
                              By:
                              Title:

APPROVED:

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

_____________________________________
By:
Title: Compliance

EXHIBIT B

APPROVAL FOR SHORT-TERM TRADING EXCEPTION

Name of Access Person:               _____________________________________

Security To Be Purchased or Sold:     ____________________________ shares of

                              _____________________________ stock of

                              ____________________________________

Nature of Transaction (Buy or Sell):     [ ] BUY [ ] SELL

Holding Period of Security:               _____________________________________

Reason for Transaction:               _____________________________________

     _____________________________________________________________________

_____________________________________________________________________

Date of Request:                    _____________________________________

The undersigned hereby gives notice of his/her desire to execute the above-referenced short-term security transaction as indicated. Please advise that you have reviewed and consent to the proposed transaction by signing in the space provided below.

PURCHASER:                    ____________________________________

                                    [Print Name]

                              ____________________________________
                              By:
                              Title: _______________________________

APPROVED:

_____________________________________
By:
Title: Compliance

EXHIBIT C

INITIAL HOLDINGS REPORT

Name______________________________     Date_______________________

NAME OF ISSUER                     DESCRIPTION OF SECURITIES

___________________________________     _______________________________

___________________________________     _______________________________

___________________________________     _______________________________

___________________________________     _______________________________

___________________________________     _______________________________

___________________________________     _______________________________

___________________________________     _______________________________

___________________________________     _______________________________

___________________________________     _______________________________

___________________________________     _______________________________

___________________________________     _______________________________

I certify that the foregoing is a complete and accurate list of all securities in which I have any Beneficial Ownership.

                                   ________________________________
                                   Signature

EXHIBIT D

QUARTERLY TRANSACTION REPORT

Name_________________________________     Date_____________________

SECURITIES FIRM

NAME AND ADDRESS          ACCOUNT NUMBER     ACCOUNT NAME(s)

_______________________     _________________     _____________________

_______________________     _________________     _____________________

_______________________     _________________     _____________________

_______________________     _________________     _____________________

_______________________     _________________     _____________________

_______________________     _________________     _____________________

_______________________     _________________     _____________________

I certify that the foregoing is a complete and accurate list of all securities accounts in which I have any Beneficial Ownership.

                                   _______________________________
                                   Signature

EXHIBIT E

ANNUAL HOLDINGS REPORT

Name______________________________     Date_______________________

NAME OF ISSUER                     DESCRIPTION OF SECURITIES

___________________________________     _______________________________

___________________________________     _______________________________

___________________________________     _______________________________

___________________________________     _______________________________

___________________________________     _______________________________

___________________________________     _______________________________

___________________________________     _______________________________

___________________________________     _______________________________

___________________________________     _______________________________

I certify that the foregoing is a complete and accurate list of all securities in which I have any Beneficial Ownership.

                                   ________________________________
                                   Signature

     ________________________________
     Date

EXHIBIT F

ACKNOWLEDGMENT AND CERTIFICATION

     I acknowledge receipt of the Code of Ethics of Renaissance Capital Growth & Income Fund III, Inc. and RENN Capital Group, Inc. I have read and understand such Code of Ethics and agree to be governed by it at all times. Further, if I have been subject to the Code of Ethics during the preceding year, I certify that I have complied with the requirements of the Code of Ethics and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics.

                              ___________________________________
                              (signature)

                              ___________________________________
                              (please print name)

Date:__________________________